Exhibit 99.1

Press Release

Zendesk Announces Termination of Merger Agreement with Momentive

SAN FRANCISCO – February 25, 2022 – Zendesk, Inc. (NYSE: ZEN) today announced that it has terminated the Agreement and Plan of Merger by and among Zendesk, Milky Way Acquisition Corp., and Momentive Global Inc. (NASDAQ: MNTV), after it did not receive the approval of its stockholders to adopt the proposal to issue shares of Zendesk common stock in connection with the proposed transaction at the Stockholder Meeting held on February 25, 2022.

“While we were excited by the potential of this transaction to transform the customer experience and create stockholder value, we respect and appreciate the perspectives of our stockholders,” said Mikkel Svane, CEO and Founder, Zendesk. “Our Board and management team remain laser-focused on our strategy and execution. Zendesk’s business has never been stronger, with accelerated revenue growth of 30% to $1.34 billion in revenue in 2021 and a clear path to generating $3.4 billion in revenue by 2025.”

Zendesk’s performance in 2021 underscores the fundamental strength of its business and strategic approach. Zendesk’s percentage of its overall book of business represented by customer accounts with more than $250,000 in annual recurring revenue grew to 38 percent in 2021. Product-led growth reflected accelerating adoption of the Zendesk Suite, which launched in early 2021 and exceeded $500 million in annual recurring revenue.

“Zendesk’s mission is to simplify the complexity of business and make it easier for companies and customers to create connections. We remain focused on accelerating our rapid growth in the enterprise, continuing to lead the market with easy-to-use and innovative products and, importantly, unlocking opportunities to create value for customers by empowering them with rich, multi-dimensional customer intelligence,” said Svane.

About Zendesk

Zendesk started the customer experience revolution in 2007 by enabling any business around the world to take their customer service online. Today, Zendesk is the champion of great service everywhere for everyone, and powers billions of conversations, connecting more than 100,000 brands with hundreds of millions of customers over telephony, chat, email, messaging, social channels, communities, review sites and help centers. Zendesk products are built with love to be loved. The company was conceived in Copenhagen, Denmark, built and grown in California, taken public in New York City, and today employs more than 5,000 people across the world. Learn more at www.zendesk.com.

Contacts

Investor Contact:

Jason Tsai, +1 415-997-8882

ir@zendesk.com

Additional Investor Contacts:

Bob Marese | Daniel Burch

+1 516-592-1133

bmarese@mackenziepartners.com

Media Contact:

Stephanie Barnes, +1 415-722-0883

press@zendesk.com

Additional Media Contacts:

John Christiansen +1 415-618-8750

Robin Weinberg +1 212-687-8080

Sard Verbinnen & Co

Zendesk-SVC@sardverb.com

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its continued investment to grow its business, and progress toward its long-term financial objectives. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i) Zendesk’s ability to adapt its products to changing market dynamics and customer preferences or achieve increased market acceptance of its products; (ii) the intensely competitive market in which Zendesk operates; (iii) the development of the market for software as a service business software applications; (iv) Zendesk’s substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; (v) Zendesk’s ability to effectively market and sell its products to larger enterprises; (vi) Zendesk’s ability to develop or acquire and market new products and to support its products on a unified, reliable shared services platform; (vii) Zendesk’s reliance on third-party services, including services for hosting, email, and messaging; (viii) Zendesk’s ability to retain key employees and attract qualified personnel, particularly in the primary regions Zendesk operates; (ix) Zendesk’s ability to effectively manage its growth and organizational change, including its international expansion strategy; (x) Zendesk’s expectation that the future growth rate of its revenues will decline, and that, as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (xi) Zendesk’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; (xii) real or perceived errors, failures, or bugs in Zendesk’s products; (xiii) potential service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xiv) Zendesk’s ability to securely maintain customer data and prevent, mitigate, and respond effectively to both historical and future data breaches; (xv) Zendesk’s ability to comply with privacy and data security regulations; (xvi) Zendesk’s ability to optimize the pricing for its solutions; (xvii) actions of activist shareholders that could negatively affect our business and (xviii) other adverse changes in general economic or market conditions.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time.

Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.